Filed Pursuant to Rule 424(b)(5)

Registration No. 333-227219

Prospectus Supplement

(To Prospectus Dated October 11, 2018)

TERRA TECH CORP.

$4,000,000

7.5% Senior Convertible Promissory Notes

Shares of Common Stock Issuable Upon Conversion or Repayment of the Notes

We are offering $4,000,000 in principal amount of our 7.5% Senior Convertible Promissory Notes due December 11, 2020 (each, a “Note,” and, collectively, the “Notes”). The Notes will bear interest at a rate of 7.5% per annum, payable on the maturity date and on each conversion, prepayment, event of default, and/or other acceleration of principal outstanding on each such Note. Interest may be payable in either cash, or at our option, in shares of our common stock, par value $0.001 per share (our “Common Stock”). The Notes will mature on December 11, 2020, unless earlier converted. This prospectus supplement also relates to the offering of the shares of our Common Stock issuable upon conversion of the Notes.

Holders may convert their Notes at their option at any time prior to such holder’s Note being paid in full. We may convert the Notes at any time that (i) the daily volume weighted average price (“VWAP”) for the prior ten (10) consecutive trading days is $10.50 or more and (ii) the average daily trading value is greater than $2.5 million for the prior ten (10) consecutive trading days (as reported by Bloomberg through its “HP” function). Upon conversion, we will pay or deliver, as the case may be, shares of our Common Stock or a combination of cash (representing the payment of accrued interest) and shares of our Common Stock, at our election, as described in this prospectus supplement.

The original conversion price (the “Original Conversion Price”) equals $4.50, and is subject to adjustment pursuant to the terms of the Notes. The conversion price in effect on any conversion date of the Notes will equal the lesser of the Original Conversion Price or 87% of the average of the two lowest daily VWAP’s in the thirteen (13) trading days prior to the conversion date, which as of June 11, 2019 was $0.5153 (the “Conversion Price”). The Conversion Price is subject to customary adjustments upon an event of default or upon any stock dividend, stock split, stock combination, reclassification, or similar transaction that proportionately decreases or increases the Common Stock.

We may prepay any portion of the principal amount of the Notes, all accrued and unpaid interest relating to such prepaid portion of the principal and all other amounts due under the Notes at any time upon ten (10) days’ prior written notice to the holders. If we exercise our right to prepay a Note, we must make a payment to the holder of an amount in cash equal to the product of (i) the sum of (x) the then-outstanding principal amount of the Note and (y) all accrued but unpaid interest, multiplied by (ii) (x) 110% if the prepayment date is within 90 days of the original issue date of the Note, (y) 115%, if the prepayment date is between 91 days and 180 days following the original issue date of the Note, or (z) 125% if the payment date is after the 180th day following the original issue date of the Note. The Notes will be unsecured obligations of the Company.

We do not intend to apply to list the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system. Our Common Stock is quoted on the OTC Markets Group, Inc.’s OTCQX tier under the symbol “TRTC.” On June 10, 2019, the closing bid price of our Common Stock was $0.615 per share.

We intend to use the net proceeds received from the sale of the Notes for general corporate purposes including settlement of a litigation matter with the Loeb Parties (as defined herein) described in our Risk Factors on page S-14. We will not receive any additional proceeds if and when the Notes are converted into shares of our Common Stock. We expect to issue such shares of Common Stock, if and when the Notes are converted, from time to time until December 11, 2020.

Investing in our securities involves a high degree of risk. Prior to investing in our securities, you should review carefully the risks and uncertainties that we have described on page S-5 of this prospectus supplement under the heading “Risk Factors,” the risks contained in the accompanying prospectus, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and in our periodic reports and other information filed with the Securities and Exchange Commission (the “SEC”).

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is June 11, 2019.

PROSPECTUS SUPPLEMENT

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We have not authorized anyone to provide any information or make any representation other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the Notes, and the shares of Common Stock that may be issuable upon conversion of the Notes, offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find Additional Information.”

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided, that, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into these documents. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained or incorporated by reference into this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent, or unauthorized information or representations, you must not rely on them. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so.

You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered, or securities are offered and sold, on a later date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement carefully, including the section entitled “Risk Factors,” any applicable prospectus supplement, and the documents that we incorporate by reference into this prospectus and the prospectus supplement, before making an investment decision. Unless the context indicates otherwise, as used in this prospectus supplement, the terms “we,” “us” and “our” refer to Terra Tech Corp. and its subsidiaries.

Our Company

We are a holding company with the following subsidiaries:

•	620 Dyer LLC, a California corporation (“Dyer”);

•	1815 Carnegie LLC, a California limited liability company (“Carnegie”);

•	Black Oak Gallery, a California corporation (“Black Oak”);

•	Blüm San Leandro, a California corporation (“Blüm San Leandro”);

•	Edible Garden Corp., a Nevada corporation (“Edible Garden”);

•	EG Transportation, LLC, a Nevada limited liability company (“EG Transportation”);

•	GrowOp Technology Ltd., a Nevada corporation (“GrowOp Technology”);

•	IVXX, Inc., a California corporation (“IVXX Inc.”);

•	IVXX, LLC, a Nevada limited liability company (“IVXX LLC,” and together with IVXX Inc., “IVXX”));

•	MediFarm, LLC, a Nevada limited liability company (“MediFarm”);

•	MediFarm I, LLC, a Nevada limited liability company (“MediFarm I”);

•	MediFarm I Real Estate, LLC, a Nevada limited liability company (“MediFarm I RE”);

•	MediFarm II, LLC, a Nevada limited liability company (“MediFarm II”); and

•	MediFarm So Cal, Inc., a California corporation (“MediFarm SoCal”).

•	121 North Fourth Street, LLC, a Nevada limited liability company (“121 North Fourth”)

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Our Business

We are a retail, production and cultivation company, with an emphasis on providing the highest quality of medical and adult-use cannabis products. We grow organic antioxidant rich Superleaf lettuce and living herbs using classic Dutch hydroponic farming methods. We have licensed an exclusive patent on the Superleaf lettuce.

We have a presence in three states (California, Nevada and New Jersey) and currently have a concentrated cannabis interest in California and Nevada. All of our cannabis dispensaries operate under the name Blüm. Our cannabis dispensaries in California operate as MediFarm SoCal in Santa Ana, Black Oak Gallery in Oakland and Blum San Leandro in San Leandro and offer a broad selection of medical and adult use cannabis products including flowers, concentrates and edibles.

In Nevada, we have three dispensaries, two under MediFarm in Las Vegas and one under MediFarm I in Reno, which sell quality medical and adult-use cannabis products. We jointly own real property in Reno under MediFarm I RE, on which MediFarm I operates its dispensary.

Founded on the importance of providing consumers with healthy and natural products, Edible Garden is a wholesale seller of organic and locally grown hydroponic produce and herb products. EG Transportation supports the distribution of Edible Garden products to major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maine, Maryland, Connecticut, Pennsylvania, and the Midwest.

We have a “rollup” growth strategy, which includes the following components:

•	With our brand recognition and experienced management team, maximize productivity, provide economies of scale, and increase profitability through our public market vehicle;

•	Acquire unique products and niche players where barriers to entry are high and margins are robust, providing them with a broader outlet for their products; and

•	Acquire multiple production facilities to capture the market vertically from manufacturing to production up to retail.

Our corporate headquarters is located at 2040 Main Street, Suite 225, Irvine, California 92614 and our telephone number is (855) 447-6967. Our website addresses are as follows: www.terratechcorp.com, www.letsblum.com, www.ivxx.com, and www.ediblegarden.com.

Recent Developments

We issued demand promissory notes to certain investors in February 2017, June 2017, August 2017, November 2017, December 2017, January 2018, March 2018, June 2018, July 2018, September 2018, December 2018 and March 2019 in the aggregate principal amount of $56,900,000. Certain affiliates of our prior financial advisor and current placement agent for these offerings, were provided with the right to co-invest in a portion of the demand promissory notes offered. In consideration for services rendered in such issuances, we have paid in the aggregate cash commissions equal to $1,707,000 on capital received to our prior financial advisor and current placement agent on investments received from unaffiliated parties.

On March 12, 2018, we entered into a securities purchase agreement with an investor for an aggregate of $40 million in promissory notes over a 24-month period. On March 12, 2018, we entered into a financial advisory and placement agency agreement with A.G.P./Alliance Global Partners, pursuant to which we agreed to pay a facility fee of 2.5% of all committed capital from investors not affiliated with the firm, and 5% of capital raised from non-firm affiliates. Certain affiliates of that firm have been provided with the right to co-invest in a portion of the securities. A.G.P./Alliance Global Partners was paid a fee as part of the current financing on capital not invested by A.G.P./Alliance Global Partners affiliates.

We are exploring strategic alternatives for certain of our properties in Nevada and California. Outside strategic interest in certain of our locations as well as our reassessment of our business model and strategic plan are key considerations leading to this development. Strategic alternatives may include selling certain locations or assets and re-deploying the capital into new locations and businesses that are more in-line with our revenue model for 2019 and beyond. We are evaluating these strategic options with the assistance of financial and legal advisors. We have received offers for certain operated assets and are currently evaluating those offers in connection with our longer-term goal of redeploying the proceeds into new assets that will better maximize our strategic objectives. There are numerous risks and uncertainties associated with our exploration of strategic alternatives and there can be no assurance that these efforts will be successful.

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The Offering

The summary below describes the principal terms of the Notes, which may result in the issuance of Common Stock hereunder. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Debt Securities” section of the accompanying prospectus, as supplemented by the “Description of Notes” section of this prospectus supplement, contains a more detailed description of the terms and conditions of the Notes.

Notes

$4,000,000 in principal amount of 7.5% Senior Convertible Promissory Notes due December 11, 2020.

This prospectus supplement also relates to the offering of the shares of our Common Stock issuable upon conversion or repayment of the Notes.

Maturity of Notes	December 11, 2020, unless earlier converted.

Interest

The Notes will accrue interest at a rate of 7.5% per annum. Interest will accrue beginning on the issue date of the Notes and will be due and payable on each conversion date for the principal amount being converted and on the maturity date in either cash, or at our option, in shares of our Common Stock.

Conversion Rights

Holders may convert all or any portion of their Notes at their option at any time prior to such holder’s Note being paid in full. We may convert the Notes at any time that (i) the daily VWAP for the prior ten (10) consecutive trading days is $10.50 or more and (ii) the average daily trading value is greater than $2.5 million for the prior ten (10) consecutive trading days (as reported by Bloomberg through its “HP” function).

Upon conversion, we will pay or deliver, as the case may be, shares of our Common Stock or a combination of cash (representing the payment of accrued interest) and shares of our Common Stock, at our election, as described in this prospectus supplement.

Conversion Price

The Original Conversion Price is equal to $4.50. The Conversion Price in effect on any conversion date will equal the lesser of the Original Conversion Price or 87% of the average of the two lowest daily VWAP’s in the thirteen (13) trading days prior to the conversion date, which as of June 11, 2019 was $0.5153. The Conversion Price is subject to adjustment if certain events occur. For more information see “Description of Notes.”

Prepayment

We may prepay any portion of the principal amount of the Notes, all accrued and unpaid interest relating to such prepaid portion of the principal and all other amounts due under the Notes at any time upon ten (10) days’ prior written notice to the holders.

If we exercise our right to prepay a Note, we must make a payment to the holder of an amount in cash equal to the product of (i) the sum of (x) the then-outstanding principal amount of the Note and (y) all accrued but unpaid interest multiplied by (ii) (x) 110% if the prepayment date is within 90 days of the original issue date of the Note, (y) 115%, if the prepayment date is between 91 days and 180 days following the original issue date of the Note, or (z) 125% if the payment date is after the 180th day following the original issue date of the Note.

Use of Proceeds

We will receive gross proceeds of $4,000,000 from the sale of the Notes in this offering. We plan to use the net proceeds received in such sale for general corporate purposes, including settlement of a litigation matter with the Loeb Parties as described in our Risk Factors on page S-14. We will not receive any additional proceeds from the conversion of the Notes. For more information, see the section titled “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-5 for a discussion of factors to consider carefully before deciding to invest in our securities.

Events of Default

If an event of default on the Notes occurs, the principal amount of the Notes, plus any accrued and unpaid interest and late payments, may become immediately due and payable. See “Description of Notes” for additional information.

Governing Law	The Notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws thereof.

No Listing of Notes	We do not intend to apply for listing of the Notes on any securities exchange.

Trading Symbol	Our shares of Common Stock are quoted on the OTC Markets Group Inc.’s OTCQX tier under the symbol “TRTC.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment, decision or acquiring any offered securities pursuant to this prospectus supplement, you should carefully consider the specific factors described below, together with all of the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or appearing or incorporated by reference in this prospectus supplement. You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. This prospectus supplement and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.

Risks Relating to Our Business and Industry

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that we can sell produce, herbs, and floral products, or cannabis products in a manner that enables us to be profitable and meet customer requirements, enhance our produce, herbs, or floral products, obtain the necessary permits and/or achieve certain milestones to develop our dispensary businesses, enhance our line of cannabis products, including IVXX, develop and maintain relationships with key manufacturers and strategic partners to extract value from our intellectual property, raise sufficient capital in the public and/or private markets, or respond effectively to competitive pressures. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flow.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due and on our cash flow.

We have incurred significant losses in prior periods. For the three months ended March 31, 2019, we incurred a net loss of $5.069 million and, as of that date, we had an accumulated deficit of $147.442 million. For the year ended December 31, 2018, we incurred a net loss of $39.753 million and, as of that date, we had an accumulated deficit of $141.184 million. Any losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flow.

We will likely need additional capital to sustain our operations and will likely need to seek further financing, which we may not be able to obtain on acceptable terms or at all. If we fail to raise additional capital, as needed, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded primarily from the proceeds of debt and equity financings. We expect to require substantial additional capital in the near future to commence operations at the proposed cultivation and production facilities in Reno and Las Vegas Nevada, the proposed cultivation facility in Oakland, California and the proposed dispensary and production facility in San Leandro California, expand our product lines, develop our intellectual property base, and establish our targeted levels of commercial production. We may not be able to obtain additional financing on terms acceptable to us, or at all. In particular, because marijuana is illegal under federal law, we may have difficulty attracting investors.

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Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our Common Stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of Common Stock could limit our ability to obtain equity financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our intellectual property to distinguish our products from our competitors’ products. We rely on copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property. We may not be able to enforce some of our intellectual property rights because cannabis is illegal under federal law.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror our products or processes without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar products or processes or designing around our intellectual property.

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Although we believe that our products and processes do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell or processes we employ are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or processes or obtain a license for the manufacture and/or sale of such products or processes or cease selling such products or employing such processes. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or processes are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions, and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive, and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our business, financial condition, results of operations, and cash flow may in the future be negatively impacted by challenging global economic conditions.

Future disruptions and volatility in global financial markets and declining consumer and business confidence could lead to decreased levels of consumer spending. These macroeconomic developments could negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce the price of our products. We are unable to predict the likelihood of the occurrence, duration, or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition, results of operations, and cash flow.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our Common Stock.

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Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. In particular, if the marijuana industry continues to grow, demand for personnel may become more competitive. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management, and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

•	The need for continued development of our financial and information management systems;

•	The need to manage strategic relationships and agreements with manufacturers, customers, and partners; and

•	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees, or retaining existing employees.

We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to develop new technologies and products that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

We are dependent on the popularity of consumer acceptance of our product lines, including IVXX.

Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance and demand of our product lines, including IVXX. Acceptance of our products will depend on several factors, including availability, cost, ease of use, familiarity of use, convenience, effectiveness, safety, and reliability. If customers do not accept our products, or if we fail to meet customers’ needs and expectations adequately, our ability to continue generating revenues could be reduced.

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A drop in the retail price of medical marijuana products may negatively impact our business.

The demand for our products depends in part on the price of commercially grown marijuana. Fluctuations in economic and market conditions that impact the prices of commercially grown marijuana, such as increases in the supply of such marijuana and the decrease in the price of products using commercially grown marijuana, could cause the demand for medical marijuana products to decline, which would have a negative impact on our business.

Federal regulation and enforcement may adversely affect the implementation of medical cannabis laws and regulations may negatively impact our revenues and profits.

Currently, there are 33 states plus the District of Columbia that have laws and/or regulations that recognize, in one form or another, legitimate medical and adult uses for cannabis and consumer use of cannabis in connection with medical treatment. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. Unless and until Congress amends the CSA with respect to medical marijuana, as to the timing or scope of any such potential amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law, and we may be deemed to be producing, cultivating, or dispensing marijuana in violation of federal law. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. In February 2017, the Trump administration announced that there may be “greater enforcement” of federal laws regarding marijuana. Any such enforcement actions could have a negative effect on our business and results of operations.

In an effort to provide guidance to federal law enforcement, the DOJ has issued Guidance Regarding Marijuana Enforcement to all United States Attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009, in a memorandum from Deputy Attorney General James Cole on June 29, 2011 and in a memorandum from Deputy Attorney General James Cole on August 29, 2013. Each memorandum provides that the DOJ is committed to the enforcement of the CSA, but, the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. On January 4, 2018, Attorney General Jeff Sessions revoked the Ogden Memo and the Cole Memos.

The DOJ has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits. Furthermore, H.R. 83, enacted by Congress on December 16, 2014, provides that none of the funds made available to the DOJ pursuant to the 2015 Consolidated and Further Continuing Appropriations Act may be used to prevent certain states, including Nevada and California, from implementing their own laws that authorized the use, distribution, possession, or cultivation of medical marijuana. This prohibition is currently in place until September 30, 2019.

We could be found to be violating laws related to cannabis.

Currently, there are 33 states plus the District of Columbia that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. Unless and until Congress amends the CSA with respect to medical marijuana, as to the timing or scope of any such amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. Because we cultivate, produce, sell and distribute medical marijuana, we have risk that we will be deemed to facilitate the selling or distribution of medical marijuana in violation of federal law. Finally, we could be found in violation of the CSA in connection with the sale of IVXX’s products. This would cause a direct and adverse effect on our subsidiaries’ businesses, or intended businesses, and on our revenue and prospective profits.

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Variations in state and local regulation, and enforcement in states that have legalized cannabis, may restrict cannabis-related activities, which may negatively impact our revenues and prospective profits.

Individual state laws do not always conform to the federal standard or to other state laws. A number of states have decriminalized marijuana to varying degrees, other states have created exemptions specifically for medical cannabis, and several have both decriminalization and medical laws. As of November 2018, ten states and the District of Columbia have legalized the recreational use of cannabis. Variations exist among states that have legalized, decriminalized, or created medical marijuana exemptions. For example, certain states have limits on the number of marijuana plants that can be homegrown. In most states, the cultivation of marijuana for personal use continues to be prohibited except for those states that allow small-scale cultivation by the individual in possession of medical marijuana needing care or that person’s caregiver. Active enforcement of state laws that prohibit personal cultivation of marijuana may indirectly and adversely affect our business and our revenue and profits.

In November 2016, California voters approved Proposition 64, also known as the Adult Use of Marijuana Act (“AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process and distribute marijuana products under certain conditions. Many of the provisions of the AUMA became effective on January 1, 2018 and the California Bureau of Cannabis Control enacted regulations to implement the AUMA by that date.

Also in November 2016, Nevada voters approved Question 2 in a ballot initiative. Among other things, Question 2 makes it legal for adults over the age of 21 to use marijuana and to possess up to one ounce of marijuana flowers and one-eighth of an ounce of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, Question 2 authorizes businesses to cultivate, process and distribute marijuana products under certain conditions. The Nevada Department of Taxation enacted regulations to implement Question 2 in the summer of 2017.

If we are unable to obtain and maintain the permits and licenses required to operate our business in compliance with state and local regulations in California, we may experience negative effects on our business and results of operations.

California has only issued temporary cannabis licenses and there is no guarantee we will receive permanent licenses.

Effective January 1, 2018, the State of California allowed for adult-use cannabis sales. California’s cannabis licensing system is being implemented in two phases. First, beginning on January 1, 2018, the State of California began issuing temporary licenses. Temporary licenses were initially issued for 90 days, but have since been extended three times by the State of California. Our current temporary licenses expire in July 2019. The extensions were initially provided because in April 2018 the Company had submitted all the necessary documentation for an annual license to be issued. Prior to the State of California completing its review of any annual licenses, the licensing authority determined they would eliminate the need to have multiple licenses issued to each entity for both medical and adult use. The Company has since applied for single category licenses that allow our vertically integrated activities to conduct sales in both the medical and adult-use categories. The Company’s prior licenses obtained from the local jurisdictions in which it operated have been continued by such jurisdictions and are necessary to obtain state licensing. The Company has received a temporary license for each local jurisdiction in which it has active operations. The temporary licenses may be extended for an additional period of time. The Company submitted its applications for the annual licenses in April 2018. Although the Company believes it will receive the necessary licenses from the State of California to conduct its business in a timely fashion, there is no guarantee the Company will be able to do so and any failure to do so may have a negative effect on its business and results of operations.

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Prospective customers may be deterred from doing business with a company with a significant nationwide online presence because of fears of federal or state enforcement of laws prohibiting possession and sale of medical or recreational marijuana.

Our website is visible in jurisdictions where medicinal and/or recreational use of marijuana is not permitted and, as a result, we may be found to be violating the laws of those jurisdictions.

Marijuana remains illegal under federal law.

Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan, especially in respect of our marijuana cultivation, production and dispensaries. In addition, our assets, including real property, cash, equipment and other goods, could be subject to asset forfeiture because marijuana is still federally illegal.

In February 2017, the Trump administration announced that there may be “greater enforcement” of federal laws regarding marijuana. In addition, on January 4, 2018, Attorney General Jeff Sessions revoked the Ogden Memo and the Cole Memos. Any such enforcement actions could have a negative effect on our business and results of operations.

We are not able to deduct some of our business expenses.

Section 280E of the Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of nondeductible expenses is to its total revenues. Therefore, our marijuana business may be less profitable than it could otherwise be.

We may not be able to attract or retain a majority of independent directors.

Our board of directors is not currently comprised of a majority of independent directors. We may in the future desire to list our Common Stock on The New York Stock Exchange (“NYSE”) or The NASDAQ Stock Market (“NASDAQ”), both of which require that a majority of our board be comprised of independent directors. We may have difficulty attracting and retaining independent directors because, among other things, we operate in the marijuana industry, and as a result we may be delayed or prevented from listing our Common Stock on the NYSE or NASDAQ.

We may not be able to successfully execute on our merger and acquisition strategy.

Our business plan depends in part on merging with or acquiring other businesses in the marijuana industry. The success of any acquisition will depend upon, among other things, our ability to integrate acquired personnel, operations, products and technologies into our organization effectively, to retain and motivate key personnel of acquired businesses, and to retain their customers. Any acquisition may result in diversion of management’s attention from other business concerns, and such acquisition may be dilutive to our financial results and/or result in impairment charges and write-offs. We might also spend time and money investigating and negotiating with potential acquisition or investment targets, but not complete the transaction.

Although we expect to realize strategic, operational and financial benefits as a result of our acquisitions, we cannot predict whether and to what extent such benefits will be achieved. There are significant challenges to integrating an acquired operation into our business.

Any future acquisition could involve other risks, including the assumption of unidentified liabilities for which we, as a successor owner, may be responsible. These transactions typically involve a number of risks and present financial and other challenges, including the existence of unknown disputes, liabilities, or contingencies and changes in the industry, location, or regulatory or political environment in which these investments are located, that our due diligence review may not adequately uncover and that may arise after entering into such arrangements.

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Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our cultivation, production and dispensary operations, and the business of IVXX.

Local, state, and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our cultivation, production and dispensary businesses, and our business of selling cannabis products through IVXX. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We may not obtain the necessary permits and authorizations to operate the medical and adult use marijuana business.

We may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations for our cultivation, production and dispensary businesses, or may only be able to do so at great cost. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the medical and adult use marijuana industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate the medical and adult use marijuana business, which could have a material adverse effect on our business.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our participation in the medical marijuana industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects. We have not been, and are not currently, subject to any material litigation, complaint, or enforcement action regarding marijuana (or otherwise) brought by any federal, state, or local governmental authority. IVXX is presently engaged in the distribution of marijuana; however, we have not been, and are not currently, subject to any material litigation, complaint or enforcement action regarding marijuana (or otherwise) brought by any federal, state, or local governmental authority with respect to IVXX’s business.

We may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Since the use of marijuana is illegal under federal law, many banks will not accept for deposit funds from businesses involved with the marijuana industry. Consequently, businesses involved in the marijuana industry often have difficulty finding a bank willing to accept their business. The inability to open or maintain bank accounts may make it difficult for us to operate our medical marijuana businesses. If any of our bank accounts are closed, we may have difficulty processing transactions in the ordinary course of business, including paying suppliers, employees and landlords, which could have a significant negative effect on our operations.

We are dependent on the popularity of consumer acceptance of produce and herbs.

Our ability to generate revenue and be successful in the continued implementation of Edible Garden’s business plan is dependent on consumer acceptance and demand of produce and herbs, and in particular for organic products. Acceptance of Edible Garden’s products will depend on several factors, including availability, cost, and convenience. If these customers do not accept Edible Garden’s products, or if we fail to meet Edible Garden’s customers’ needs and expectations adequately, our ability to continue generating revenues could be reduced.

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A drop in the retail price of commercially grown produce may negatively impact our business.

The demand for Edible Garden’s produce depends in part on the price of commercially grown produce. Fluctuations in economic and market conditions that impact the prices of commercially grown produce, such as increases in the supply of such produce and the decrease in the price of commercially grown produce, could cause the demand for produce to decline, which would have a negative impact on our business.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

On April 10, 2018, Gro-Rite Inc. (“Gro-Rite”), Naturally Beautiful Plant Products, LLC (“Naturally Beautiful”) and Whitetown Realty (“Whitetown Realty” and collectively, the “Whitetown Realty Plaintiffs”) filed a lawsuit in the Superior Court of New Jersey Law Division, Morris County against the Company and Edible Garden Corp. (“Edible Garden”), alleging, among other things, that Edible Garden owes certain amounts to Gro-Rite under a Marketing and Distribution Agreement between Edible Garden and Gro-Rite, dated May 7, 2013, and Naturally Beautiful under a Marketing and Distribution Agreement between Edible Garden and Naturally Beautiful, dated May 13, 2013 (collectively, the “Marketing and Distribution Agreements”), and that Edible Garden owes certain amounts to Whitetown Realty under the Lease between Whitetown Realty and Edible Garden, dated January 1, 2015 (the “Lease”). The Whitetown Realty Plaintiffs are seeking, among other things, compensatory damages for the amounts claimed are owed and attorneys’ fees and costs. The Company believes that Edible Garden does not owe any payments under the Marketing and Distribution Agreements or the Lease. The Company disputes the Whitetown Realty Plaintiffs’ allegations in the lawsuit and intends to vigorously defend itself. Accordingly, on May 18, 2018, the Company and Edible Garden filed an answer denying the allegations of the Whitetown Realty plaintiffs. In that same pleading, Edible Garden filed a counterclaim against Naturally Beautiful and Gro-Rite asserting claims for breach of contract, breach of the implied covenant of good faith and fair dealing, unjust enrichment, trademark infringement/unfair competition, and tortious interference with contractual relations. Edible Garden also filed a third-party complaint against previously unidentified defendants John Doe Entities 1-10 and John Doe Individuals 1-10 arising from the wrongful misappropriation and pirating of electricity from the Edible Garden facility located at 283 Route 519, Belvidere, New Jersey. That third-party complaint alleges claims for unjust enrichment, tortious interference with contractual relations and conversion. On June 8, 2018, Edible Garden filed an amended counterclaim adding a count for conversion against Naturally Beautiful and Gro-Rite. On June 12, 2018, Edible Garden Corp. filed an amended third-party complaint adding Gerda Vande Vrede as a named third-party defendant. On June 13, 2018, Gro-Rite and Naturally Beautiful filed an answer to Edible Garden’s amended counterclaim and Gerda Vande Vrede filed an answer to Edible Garden’s amended third-party complaint denying the allegations asserted against them. No counterclaims, crossclaims or fourth party complaints were filed on behalf of Gerda Vande Vrede, Naturally Beautiful or Gro-Rite.

On April 11, 2018, the Company filed a lawsuit in the United States District Court, Central District of California against Kenneth Vande Vrede, Michael Vande Vrede, Steven Vande Vrede, Daniel Vande Vrede, Greda Vande Vrede, Beverly Willekes, Brian Vande Vrede, Gro-Rite, Inc. (“Gro-Rite”) and Naturally Beautiful Plant Products, LLC (“Naturally Beautiful”) alleging breach of contract, breach of fiduciary duties, conversion, fraud, breach of covenant of good faith and fair dealing, misappropriation of trade secrets, and conspiracy related to, among other things, the Share Exchange Agreement, dated as of April 24, 2013 among the Company, the Company’s wholly-owned subsidiary, Edible Garden Corp. (“Edible Garden”), and the individual defendants (the “Share Exchange Agreement”). The Company is seeking monetary damages, including attorneys’ fees and expenses, return of shares of the Company’s Common Stock issued to the individual defendants under the Share Exchange Agreement, return of stock options issued to the individual defendants, and return of the Company’s intellectual property. As of February 25, 2019, the Court had dismissed all defendants except for Kenneth Vande Vrede based on the other defendants’ lack of contacts with the State of California. The Company intends to appeal this decision and still seeks monetary damages, including attorneys’ fees and expenses, return of shares of the Company’s common stock issued to the individual defendants under the Share Exchange Agreement, return of stock options issued to the individual defendants, and return of the Company’s intellectual property in this case and in other cases discussed herein.

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On April 11, 2018, Kenneth Vande Vrede, Michael Vande Vrede and Steven Vande Vrede (collectively, the “Vande Vrede Brothers”) filed a lawsuit in the Superior Court of New Jersey Law Division, Warren County against the Company and Edible Garden alleging, among other things, that the Company and Edible Garden improperly suspended the Vande Vrede Brothers from their positions with the Company and Edible Garden. The Vande Vrede Brothers were seeking, among other things, a declaratory judgment that they did not violate their fiduciary duties owed to the Company or Edible Garden and reinstating the Vande Vrede Brothers to their status with the Company and Edible Garden prior to their suspensions and attorneys’ fees and costs. The original complaint in this matter was never served, and on June 12, 2018, the Vande Vrede Brothers, and now David Vande Vrede, Daniel Vande Vrede, Beverly Willekes, and Whitetown Realty filed an amended complaint against Terra Tech, Edible Garden, Derek Peterson, Michael James, and Michael Nahass. The Company filed a pre-answer motion to dismiss the amended complaint, arguing that any of the plaintiffs’ claims that relate to the Share Exchange Agreement, belong in the already existing lawsuit in California, and any of the plaintiffs’ claims that relate to the lease, belong in the already existing lawsuits in New Jersey. The Company disputes the Vande Vredes’ allegations in the lawsuit and intends to vigorously defend itself. On September 19, 2018, the Superior Court of New Jersey, Warren County denied the Company’s pre-answer motion to dismiss without prejudice and transferred the matter to Morris County to be consolidated with the other two matters already pending in Morris County, and the Company renewed its pre-answer motion to dismiss in Morris County. On December 17, 2018, the Superior Court of New Jersey, Morris County denied the Company’s motion to dismiss. On January 22, 2019, the Company filed its answer and asserted counterclaims for breach of contract, breach of fiduciary duty, conversion, fraud, misappropriation of trade secrets, and conspiracy in Superior Court of New Jersey, Morris County against the Vande Vredes. We are awaiting the answer to the Company’s counterclaims.

On February 28, 2019, the court held a case management conference for all the three consolidated matters in Morris County and set a discovery end date of October 15, 2019.

On April 13, 2018, Edible Garden Corp. filed a lawsuit in the Superior Court of New Jersey Chancery Division, Warren County against Whitetown Realty in response to a letter from a law firm representing Whitetown Realty alleging Edible Garden was in default of the Lease. Edible Garden is seeking declaratory and equitable relief to prevent Whitetown Realty from terminating the Lease and for attorneys’ fees and costs. The Company believes that Edible Garden has made all payments due to Whitetown Realty under the Lease and maintains Edible Garden is not in default of the Lease. On April 23, 2018, by order of the assignment judge of Warren County, the lawsuit was transferred to Morris County and consolidated with the April 10, 2018 lawsuit previously filed by Gro-Rite, Naturally Beautiful and Whitetown Realty in the Superior Court of New Jersey, Law Division, Morris County. On June 13, 2018, Whitetown Realty filed its answer to the Edible Garden Complaint. In that answer, Whitetown Realty denies that Edible Garden is entitled to the declaratory and equitable relief that Edible Garden requested. No counterclaim was filed by Whitetown Realty.

On September 15, 2017, through our wholly-owned subsidiary, IVXX, Inc., we filed a lawsuit against Callow Distribution, LLC, a California limited liability company controlled by David Weidenbach, in the Superior Court of the State of California, County of Orange. In the Complaint for Breach of Contract, Conversion, and Injunctive Relief, we requested that the Court award to us, among other things, damages according to proof, attorneys’ fees, and costs of suit. On December 3, 2018, we appeared for trial and provided sufficient evidence to the Court to prove our case in full to its satisfaction. The judge ruled from the bench in our favor. We then prepared the form of Judgment, which the Court entered on December 10, 2018, and made publicly available on December 13, 2018.

The judgment in our favor and against Callow Distribution, LLC is in the amount of $0.95 million. We intend to pursue our post-judgment collection rights vigorously, although there is no assurance as to the timing of collection and the amount that we will collect.

On November 21, 2018, Heidi Loeb Hegerich, Forever Green NV, and Forever Young Investments, L.L.C. filed a lawsuit against the Company, certain of its subsidiaries and affiliates, and certain unrelated parties in the Second Judicial District of the County of Washoe, State of Nevada, alleging, among other things, breach of fiduciary duty, breach of contract, and fraud, and seeking monetary damages and equitable relief. On February 26, 2019, the Company, MediFarm I, MediFarm II, MediFarm I RE and other parties (collectively, the “Terra Tech Parties”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Heidi Loeb Hegerich, Forever Green and Forever Young (collectively, the “Loeb Parties”) pursuant to which the Terra Tech Parties and the Loeb Parties agreed to settle and dismiss with prejudice the lawsuit filed by the Loeb Parties against the Terra Tech Parties in the Second Judicial District of the County of Washoe, State of Nevada, Case Number CV1802322 on November 21, 2018 (the “Lawsuit”). Entering into the Settlement Agreement is not an admission or acknowledgement of liability or responsibility on the part of the Company in connection with the Lawsuit. The only material relationship between the Company and Ms. Hegerich, Forever Green and Forever Young, other than in respect of the SPA and the Settlement Agreement, was their membership in MediFarm I, MediFarm II and MediFarm I RE.

In conjunction with the settlement, the Company entered into a Securities Purchase Agreement (the “SPA”) with Forever Green NV (“Forever Green”) and Forever Young Investments, L.L.C. (“Forever Young”) pursuant to which the Company agreed to purchase Forever Green’s 50% membership interest in MediFarm I LLC (“MediFarm I”), Forever Green’s 15% membership interest in MediFarm II, LLC (“MediFarm II”), and Forever Young’s 50% membership interest in MediFarm I Real Estate, LLC (“MediFarm I RE”) for aggregate consideration of $6.30 million. MediFarm I owns the Company’s Blüm dispensary located at 1085 S. Virginia St. Suite A, Reno, NV 89502, and MediFarm I RE owns the building which houses the dispensary. Closing of the SPA is subject to the approval of the Nevada Department of Taxation, which the Company expects to receive in approximately 60-90 days. Following closing, the Company will own 100% of MediFarm I, 100% of MediFarm RE and 70% of MediFarm II. The Company intends to use the proceeds from this offering to fund the purchase contemplated by the SPA.

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Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. In particular, we may have difficulty obtaining insurance because we operate in the marijuana industry. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

If our products are contaminated, we may have litigation and products liability exposure.

We source some of our products from third-party suppliers. Although we test the products we receive from third-party suppliers, we may not identify all contamination in those products. Possible contaminates include pesticides, molds and fungus. If a customer suffers an injury from our products, they may sue us in addition to the supplier and we may not have adequate insurance to cover any such claims, which could result in a negative effect on our results of operations.

Some of our lines of business rely on our third-party service providers to host and deliver services and data, and any interruptions or delays in these hosted services, security or privacy breaches, or failures in data collection could expose us to liability and harm our business and reputation.

Some of our lines of business and services, including our dispensaries, rely on services hosted and controlled directly by third-party service providers. We do not have redundancy for all of our systems, many of our critical applications reside in only one of our data centers, and our disaster recovery planning may not account for all eventualities. If our business relationship with a third-party provider of hosting or software services is negatively affected, or if one of our service providers were to terminate its agreement with us, we might not be able to deliver access our data, which could subject us to reputational harm and cause us to lose customers and future business, thereby reducing our revenue.

We hold large amounts of customer data, some of which is hosted in third-party facilities. A security incident at those facilities or ours may compromise the confidentiality, integrity or availability of customer data. Unauthorized access to customer data stored on our computers or networks may be obtained through break-ins, breaches of our secure network by an unauthorized party, employee theft or misuse or other misconduct. It is also possible that unauthorized access to customer data may be obtained through inadequate use of security controls by customers. Accounts created with weak passwords could allow cyber-attackers to gain access to customer data. If there were an inadvertent disclosure of customer information, or if a third party were to gain unauthorized access to the information we possess on behalf of our customers, our operations could be disrupted, our reputation could be damaged and we could be subject to claims or other liabilities. In addition, such perceived or actual unauthorized disclosure of the information we collect or breach of our security could damage our reputation, result in the loss of customers and harm to our business.

Because of the large amount of data we collect and manage using our hosted solutions, it is possible that hardware or software failures or errors in our systems (or those of our third-party service providers) could result in data loss or corruption, cause the information that we collect to be incomplete or contain inaccuracies that our customers regard as significant or cause us to fail to meet committed service levels. Furthermore, our ability to collect and report data may be delayed or interrupted by a number of factors, including access to the Internet, the failure of our network or software systems or security breaches. In addition, computer viruses or other malware may harm our systems, causing us to lose data, and the transmission of computer viruses or other malware could expose us to litigation. We may also find, on occasion, that we cannot deliver data and reports in near real time because of a number of factors, including failures of our network or software. If we supply inaccurate information or experience interruptions in our ability to capture, store and supply information in near real time or at all, our reputation could be harmed and we could lose customers, or we could be found liable for damages or incur other losses.

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In January 2017, one of our software providers reported that its system was hacked and we were unable to access some of our data. We currently have access to the data again. However, another loss of access to our data could have a negative impact on our business and results of operations. In particular, the states in which we operate require that we maintain certain information about our customers and transactions. If we fail to maintain such information, we could be in violation of state laws.

Disruptions to cultivation, manufacturing and distribution of cannabis in California may negatively affect our access to products for sale at our dispensaries.

California laws and regulations require us to purchase products only from licensed vendors and through licensed distributors. To date, a relatively small number of licenses have been issued in California to cultivate, manufacture and distribute cannabis products. We have obtained a license to distribute products from our cultivation and manufacturing facilities to our dispensaries, however we do not cultivate and manufacture enough of our own products to satisfy customer demand. In addition, we carry products cultivated and manufactured by third parties. As a result, if an insufficient number of cultivators, manufacturers and distributors are able to obtain licenses our ability to purchase products and have them delivered to our dispensaries may be limited.

Federal income tax reform could have unforeseen effects on our financial condition and results of operations.

The Tax Cuts and Jobs Act, or the Tax Act, was enacted on December 22, 2017, and contains many changes to U.S. federal tax laws. The Tax Act requires complex computations that were not previously provided for under U.S. tax law and significantly revised the U.S. tax code by, among other changes, lowering the corporate income tax rate from 35% to 21%, requiring a one-time transition tax on accumulated foreign earnings of certain foreign subsidiaries that were previously tax deferred and creating new taxes on certain foreign sourced earnings. At March 31, 2019, the Company has completed its accounting for the tax effects of the 2017 Tax Act. However, additional guidance may be issued by the Internal Revenue Service, or IRS, the Department of the Treasury, or other governing body that may significantly differ from our interpretation of the law, which may result in a material adverse effect on our business, cash flow, results of operations or financial conditions.

Inadequate funding for the Department of Justice (DOJ) and other government agencies could hinder their ability to perform normal business functions on which the operation of our business may rely, which could negatively impact our business.

In an effort to provide guidance to federal law enforcement, the DOJ has issued Guidance Regarding Marijuana Enforcement to all United States Attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009, in a memorandum from Deputy Attorney General James Cole on June 29, 2011 and in a memorandum from Deputy Attorney General James Cole on August 29, 2013. Each memorandum provides that the DOJ is committed to the enforcement of the CSA, but, the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. On January 4, 2018, former Attorney General Jeff Sessions revoked the Ogden Memo and the Cole Memos.

The DOJ has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits. Furthermore, H.R. 83, enacted by Congress on December 16, 2014, provides that none of the funds made available to the DOJ pursuant to the 2015 Consolidated and Further Continuing Appropriations Act may be used to prevent certain states, including Nevada and California, from implementing their own laws that authorized the use, distribution, possession, or cultivation of medical marijuana. This prohibition is currently in place until September 30, 2019. If a prolonged government shutdown occurs, it could enable the DOJ to enforce the CSA in states that have laws legalizing medical marijuana

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California’s Phase-In of Laboratory Testing Requirements could impact the availability of the products sold in our dispensary

Beginning July 1, 2018, cannabis goods must meet all statutory and regulatory requirements. A licensee can only sell cannabis goods that have been tested by a licensed testing laboratory and have passed all statutory and regulatory testing requirements. In order to be sold, cannabis goods harvested or manufactured prior to January 1, 2018, must be tested by a licensed testing laboratory and must comply with all testing requirements in section 5715 of the Bureau of Cannabis Control (“BCC”) regulations. Cannabis goods that do not meet all statutory and regulatory requirements must be destroyed in accordance with the rules pertaining to destruction. See “Note 3 – Concentrations of Business and Credit Risk” for additional information on California laboratory testing requirements.

High tax rates on cannabis and compliance costs in California may limit our customer base.

The State of California imposes a 15.0% excise tax on products sold at licensed cannabis dispensaries. Local jurisdictions typically impose additional taxes on cannabis products. In addition, we incur significant costs complying with state and local laws and regulations. As a result, products sold at our dispensaries will likely cost more than similar products sold by unlicensed vendors and we may lose market share to those vendors.

New accounting standards for revenue recognition may have negative impact to our operations upon implementation.

The implementation of the new revenue recognition may negatively impact the results of our operations starting in the fiscal year 2018. Adopting the new accounting standards may cause the deferment of revenue recognized. This may also require us to review our current agreements and contracts and amend them to properly conform with the new accounting standards. We have and continue to assess the impact of adopting the new accounting standards and do not believe the adoption of such standards will have a material impact to our operations.

Risks Related to an Investment in Our Securities

We have experienced volatility in the price of our Common Stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock has been highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. The stock of cannabis companies in general has also been volatile. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

S-17

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance, and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses, or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties, and our management would have to divert resources from attending to our business plan.

Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

 Our Common Stock is categorized as “penny stock.” The Securities and Exchange Commission has adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share, and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our Common Stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Stock, or may adversely affect the ability of stockholders to sell their shares of Common Stock.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers or agreements entered into with our directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

S-18

We may issue additional shares of Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 990,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, with a par value of $0.001 per share. As of June 10, 2019, we had 105,179,111 shares of Common Stock and 12 shares of Series A Preferred Stock outstanding; however, we may issue additional shares of Common Stock or preferred stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of Common Stock or securities convertible into our Common Stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of Common Stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, and may negatively impact the market price of our Common Stock.

Anti-takeover effects of certain provisions of Nevada state law may hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is potentially to discourage parties interested in taking control of us from doing so if they cannot obtain the approval of our Board. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Failure to execute our strategies could result in impairment of goodwill or other intangible assets, which may negatively impact profitability.

We have goodwill of $35.973 million and other intangible assets of $25.708 million as of March 31, 2019, which represents 42.50% of our total assets. We evaluate goodwill for impairment on an annual basis or more frequently if impairment indicators are present based upon the fair value of each reporting unit. We assess the impairment of other intangible assets on an annual basis, or more frequently if impairment indicators are present, based upon the expected future cash flows of the respective assets. These valuations include management’s estimates of sales, profitability, cash flow generation, capital structure, cost of debt, interest rates, capital expenditures, and other assumptions. Significant negative industry or economic trends, disruptions to our business, inability to achieve sales projections or cost savings, inability to effectively integrate acquired businesses, unexpected significant changes or planned changes in use of the assets or in entity structure, and divestitures may adversely impact the assumptions used in the valuations. If the estimated fair value of our reporting units changes in future periods, we may be required to record an impairment charge related to goodwill or other intangible assets, which would reduce earnings in such period.

S-19

Risks Relating To This Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline.

There is currently no established trading market for the Notes and we do not expect that one will develop.

There currently is no established trading market for the Notes. In addition, we do not intend to apply for listing of the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system, and we do not intend to make a market in the Notes and do not expect that one will develop. As a result, we cannot assure you that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time, or you may not be able to sell your Notes at a favorable price.

The Notes are unsecured, are effectively subordinated to all of our secured indebtedness and are structurally subordinated to all liabilities of our subsidiaries.

The Notes are unsecured, are effectively subordinated to all of our current or future secured indebtedness to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to all indebtedness and other liabilities of our subsidiaries. The Notes will rank equally with all our future general unsecured obligations, and senior to all of our future debt that is expressly subordinated to the Notes. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the Notes will be available to pay obligations on the Notes only after the secured debt has been repaid in full from these assets, and the assets of our subsidiaries will be available to pay obligations on the Notes only after all claims senior to the Notes, which includes all liabilities of such subsidiary, including trade payables, have been repaid in full. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

You will experience immediate and substantial dilution upon conversion of your Notes.

The Original Conversion Price of the Notes exceeds the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 7,762,468 shares of our Common Stock are issued upon conversion of the Notes at the Conversion Price of $0.5153 per share, holders of the Notes will experience immediate dilution of $0.2321 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2019, after giving effect to this offering and the conversion of the Notes, and the Original Conversion Price. The exercise of outstanding stock options and warrants, and the conversion of other outstanding preferred stock or convertible promissory notes will result in further dilution of your investment. See the section entitled “Dilution” on page S-24 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you convert your Notes. In addition, you may experience further dilution upon the Company’s election to repay the Notes in shares of Common Stock. See “Description of Notes.”

The sale or availability for sale of shares issuable upon conversion or repayment of the Notes may depress the price of our Common Stock and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that the purchaser of the Notes sells shares issued upon conversion or repayment of the Notes, the market price of our shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of shares upon conversion or repayment of the Notes may cause stockholders to sell their shares, which could further contribute to any decline in the price of our Common Stock. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of shares issuable upon conversion or repayment of the Notes could encourage short sales by third parties. In a short sale, a prospective seller borrows shares from a stockholder or broker and sells the borrowed shares. The prospective seller hopes that the share price will decline, at which time the seller can purchase shares at a lower price for delivery back to the lender. The seller profits when the share price declines because it is purchasing shares at a price lower than the sale price of the borrowed shares. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares being sold, which could further contribute to any decline in the market price of our Common Stock.

Holders of the Notes will not be entitled to any rights with respect to our Common Stock but will be subject to all changes made with respect to our Common Stock.

Holders of the Notes will not be entitled to any rights with respect to our Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock), but holders of the Notes will be subject to all changes affecting our Common Stock. For example, if an amendment is proposed to our Articles of Incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our Common Stock as a result of conversion of such holder’s Notes or the repayment of such Notes in the form of Common Stock, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

S-20

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity, and results of operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus supplement and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 in Item 1A. under “Risk Factors,” and the risks detailed from time to time in our future SEC reports.

These forward-looking statements include, but are not limited to, statements about:

•	Our ability to achieve profitability;

•	Our estimates of our expenses, ongoing losses, future revenues, capital requirements, and our need for additional financing;

•	Our ability to obtain additional financing;

•

Our estimates of the costs, timing, progress, and results of operations with respect to our contemplated medical marijuana business in Nevada through our subsidiaries MediFarm, MediFarm I, and MediFarm II;

•	Our estimates of the timing of and our ability to obtain and maintain the necessary licenses, permits, authorizations, or accreditations to operate our medical marijuana businesses;

•	The nature and effect of any future laws, regulations, rules, regulations, interpretations, policies, or procedures, when and if promulgated, could have on our medical marijuana businesses;

•	Our ability to comply with existing and new government regulations;

•	Our dependence on state laws and regulations regarding medical marijuana;

•	Our ability to generate significant revenue from cannabinoid production while use, possession and interstate distribution of marijuana remains illegal on a federal level in the U.S.;

•	Our ability to gain consumer acceptance of our medical marijuana products, as well as our hydroponic produce and herbs;

S-21

•	Our ability to retain key personnel;

•	Our ability to maintain our key relationships with partners and service providers;

•	Our ability to manage our growth effectively; and

•	Our ability to compete with competitors that may have greater resources than us.

Many of the important factors that will determine these results are beyond our ability to control or predict. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement.

USE OF PROCEEDS

We estimate that the gross proceeds from the sale of the Notes will be approximately $4,000,000, before deducting offering expenses of $150,000 payable by us. We intend to use the net proceeds for general corporate purposes including settlement of a litigation matter with the Loeb Parties described in our Risk Factors on page S-14. We will not receive any additional proceeds upon the conversion of the Notes.

Our expected use of the net proceeds from the sale of the Notes represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of the sale of the Notes or the actual amounts that we will spend on the uses set forth above. Our management will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization assumed as of March 31, 2019, on an actual basis and on an as adjusted basis to reflect the issuance of shares of Common Stock underlying $4,000,000 in principal amount of the Notes in this offering, after offering expenses payable by us, and the application of the net proceeds from our sale of the Notes.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information” and “Important Information Incorporated by Reference” for additional information.

S-22

	(in thousands, except for Shares)
	As of March 31, 2019
	Actual	As adjusted
Current Assets:
Cash	$5,807	$9,807
Accounts receivable, net	1,862	1,862
Prepaid expenses	923	923
Assets Held for Sale	7,509	7,509
Inventory	4,505	4,505
Total Current Assets	20,606	24,606

Property, equipment and leasehold improvements, net	46,432	46,432
Goodwill	35,973	35,973
Intangible assets, net	25,708	25,708
Other Assets	11,114	11,114
Other Investments	5,300	5,300
Total Assets	$145,133	$149,133

Current Liabilities:
Accounts payable and accrued expenses	$9,222	$9,222

Total Current Liabilities	9,222	9,222
Long-Term Liabilities:
Long-term debt	13,031	13,031
Long-term lease liabilities	7,786	7,786
Total Long Term Liabilities	20,817	20,817
Total Liabilities	30,039	30,039

Commitments and Contingencies

Stockholder’s Equity
Preferred stock, Convertible Series A Preferred Stock, par value $0.001; authorized 100 shares; 12 shares issued and outstanding as of March 31, 2019, actual; 12 shares issued and outstanding, adjusted	$-	$-

Preferred stock, Convertible Series B Preferred Stock, par value $0.001; authorized 50,000,000 shares; 0 shares issued and outstanding as of March 31, 2019, actual; 0 shares issued and outstanding, adjusted

Common stock, par value $0.001; authorized 990,000,000 shares; 100,648,444 shares issued and outstanding as of March 31, 2019, actual; 108,410,912 shares issued and outstanding, adjusted	101	108
Additional paid-in capital	253,066	257,059
Accumulated deficit	(147,442)	(147,442)
Total stockholders’ equity	105,725	109,725
Non-Controlling Interest	9,369	9,369
Total Stockholders’ Equity	115,094	119,094
Total Liabilities and Stockholders’ Equity	$145,133	$149,133

S-23

The number of shares of our Common Stock outstanding is based on shares of our Common Stock outstanding as of March 31, 2019 and excludes: (i) 12 shares of Common Stock issuable upon conversion of our outstanding Series A Preferred Stock, (ii) 0 shares of Common Stock issuable upon conversion of our outstanding Series B Preferred Stock, (iii) 2,623,889 shares of our Common Stock issuable upon the exercise of our outstanding options, (iv) 1,110,174 shares of our Common Stock issuable upon the exercise of our outstanding warrants, (v) 8,404,983 shares of our Common Stock issuable upon the conversion of our outstanding convertible notes and accrued interest, and (vi) 866,644 shares of Common Stock reserved for future issuance under our stock option plans.

DILUTION

Our net tangible book value as of March 31, 2019 was $26.705 million, or $0.2653 per share of Common Stock. Net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the number of shares of Common Stock outstanding as of March 31, 2019. Net tangible book value dilution per share of Common Stock to new investors represents the difference between the amount per share of Common Stock paid by purchasers in this offering and the net tangible book value per share of Common Stock immediately after completion of this offering.

After giving effect to the entire conversion of the Notes, assuming a conversion price of $0.5153 per share of Common Stock and that 7,762,468 shares are issued upon conversion of the Notes, and after deducting estimated offering expenses, our pro forma net tangible book value as of March 31, 2019 would have been $30.705 million or $0.2832 per share. This represents an immediate increase in net tangible book value of $0.0179 per share to existing stockholders and an immediate dilution in net tangible book value of $0.2321 per share to purchasers in this offering, as illustrated in the following table:

Offering price per share	$0.5153
Pro forma net tangible book value per share as of March 31, 2019	$0.2653
Increase per share attributable to new investors	$0.0179
Pro forma net tangible book value per share after this offering	$0.2832
Dilution per share to new investors	$0.2321

The number of shares of our Common Stock excludes:

•	12 shares our Common Stock issuable upon conversion of our outstanding Series A Preferred Stock;

•	0 shares of our Common Stock issuable upon conversion of our outstanding Series B Preferred Stock;

•	2,623,889 shares of our Common Stock underlying outstanding stock options;

•	1,110,174 shares of our Common Stock issuable upon the exercise of warrants outstanding as of March 31, 2019, with a weighted-average exercise price of $3.2091 per share;

•	8,404,983 shares of our Common Stock issuable upon the conversion of convertible notes outstanding and accrued interest as of March 31, 2019; and

•	866,644 shares of our Common Stock reserved for future issuance as of March 31, 2019 under our stock option plans.

S-24

To the extent that any of these outstanding options are exercised, warrants are exercised, shares of our preferred stock are converted, convertible notes are converted, or we issue additional shares of our Common Stock pursuant to our stock option plan, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operation plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PRICE RANGE OF OUR COMMON STOCK

Our Common Stock is quoted on the OTC Markets Group, Inc.’s OTCQX tier under the symbol “TRTC.” Our fiscal year ends on December 31 of each year. The following table sets forth, for the periods indicated, the actual high and low closing bid prices of our Common Stock (rounded to the nearest penny) as reported by the OTC Markets Group, Inc. The quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

	Fiscal 2019 (1)				Fiscal 2018 (1)		Fiscal 2017 (1)
	High		Low		High	Low	High	Low
First Quarter	$1.4500		$0.5800		$6.8685	$3.3315	$5.0400	$3.7875
Second Quarter	$0.9501	(2)	$0.5750	(2)	$3.9800	$2.1500	$4.365	$2.1675
Third Quarter	$-		$-		$2.4200	$1.6100	$4.395	$2.9265
Fourth Quarter	$-		$-		$2.2600	$0.9100	$5.7900	$2.6325

__________

(1)	All per share amounts are adjusted for the reverse stock split of 1-for-15 shares of Common Stock, which became effective on March 13, 2018.
(2)	Through June 10, 2019.

On June 10, 2019, the closing price per share of our Common Stock as quoted on the OTC Markets Group, Inc.’s OTCQX tier was $0.6150.

As of June 10, 2019, we had 179 record holders. We believe that we have approximately 114,000 beneficial holders of our Common Stock.

DIVIDEND POLICY

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. There are no restrictions in our Articles of Incorporation, as amended, or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our Articles of Incorporation.

DESCRIPTION OF NOTES

We will issue $4,000,000 aggregate principal amount of the Notes pursuant to a Securities Purchase Agreement dated March 12, 2018 (the “Securities Purchase Agreement”), by and among us and the investors named therein. The following description relates to the particular terms of the Notes and supplements, to the extent inconsistent therewith, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

S-25

Maturity Date

The Notes will mature on December 11, 2020, unless earlier converted.

Interest

The Notes will bear interest at a rate of 7.5% per annum, payable on each conversion date for the principal amount being converted and on the maturity date in either cash, or at our option, in shares of our Common Stock. The interest rate will increase by 18% per annum or the maximum rate permitted under applicable law upon the occurrence of any event of default that results in the eventual acceleration of the Notes.

Conversion

Holders may convert their Notes at their option at any time prior to such holder’s Note being paid in full. We may convert the Notes at any time that (i) the daily VWAP for the prior ten (10) consecutive trading days is $10.50 or more and (ii) the average daily trading value is greater than $2.5 million for the prior ten (10) consecutive trading days (as reported by Bloomberg through its “HP” function). Upon conversion, we will pay or deliver, as the case may be, shares of our Common Stock or a combination of cash (representing the payment of accrued interest) and shares of our Common Stock.

The Original Conversion Price equals $4.50. The Conversion Price in effect on any conversion date will equal the lesser of the Original Conversion Price or 87% of the average of the two lowest daily VWAP’S in the thirteen (13) trading days prior to the conversion date, which as of June 11, 2019 was $0.5153. Should an event of default under the Notes occur, then, during such time as the event of default is continuing, the Conversion Price will equal 70% of the average of the three (3) lowest VWAPs in the twenty (20) consecutive trading days prior to the conversion date.

The Conversion Price is also subject to adjustment upon certain events such as the payment of stock dividends or stock splits. In such case, the then Conversion Price is multiplied by a fraction of which the numerator equals the number of shares of Common Stock outstanding immediately before such event, and the denominator equals the number of shares of Common Stock outstanding immediately after such event. In addition, if, at any time while the Notes are outstanding, we or any of our subsidiaries sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any Common Stock or Common Stock equivalents at an effective price per share that is lower than the then Conversion Price (the “Base Conversion Price”), then the Conversion Price will be reduced to equal the Base Conversion Price, except to the extent that such issuance is considered to be an “exempt issuance,” in which case the Conversion Price will not be adjusted.

Limitations on Conversion

A Note may not be converted and shares of Common Stock may not be issued under the Note if, after giving effect to the conversion or issuance, the holder, together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our Common Stock; provided, that, upon not less than 61 days’ prior written notice to us, the holder may increase the limitation up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the conversion or issuance.

Prepayment

We may prepay any portion of the principal amount of the Notes, all accrued and unpaid interest relating to such prepaid portion of the principal and all other amounts due under the Notes at any time upon ten (10) days’ prior written notice to the holders. If we exercise our right to prepay a Note, we must make a payment to the holder of an amount in cash equal to the product of (i) the sum of (x) the then-outstanding principal amount of the Note and (y) all accrued but unpaid interest, multiplied by (ii) (x) 110% if the prepayment date is within 90 days of the original issue date of the Note, (y) 115%, if the prepayment date is between 91 days and 180 days following the original issue date of the Note, or (z) 125% if the payment date is after the 180th day following the original issue date of the Note.

Unsecured Obligations

The Notes will be unsecured obligations of the Company.

S-26

Events of Default

Each of the following events contained in the Notes will constitute an event of default with respect to the Notes:

•

any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages, late fees and other amounts owing to a holder on any Note, as and when due and payable (whether on a conversion date or the maturity date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) trading days;

•

we fail to observe or perform any other material covenant or agreement contained in the Notes (other than a breach by us of our obligation to deliver shares of Common Stock to a holder upon conversion), which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) trading days after notice of such failure sent by a holder or by any other holder to us and (B) ten (10) trading days after we become or should have become aware of such failure;

•

a material default or material event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the documents entered into in connection with the issuance of the Notes or (B) any other material agreement, lease, document, or instrument to which we or any of our subsidiaries are obligated and/or which any of their respective assets are subject to or bound by;

•

any representation, warranty, or written statement made in the Notes, any other documents entered into in connection with the issuance of the Notes, or any other report, financial statement or certificate made or delivered to a holder or any other holder is untrue or incorrect in any material respect as of the date when made or deemed made or we fail to fulfill any material covenant made in the Notes, any other documents entered into in connection with the issuance of the Notes, or any written statement made pursuant to the Notes or such other documents;

•	certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X;

•

we or any of our subsidiaries default on any of our other indebtedness in excess of $50,000, which results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

•

our Common Stock becomes ineligible for listing or quotation for trading on a trading market and is not eligible to resume listing or quotation for trading within five (5) trading days or the transfer of shares of Common Stock through the Depository Trust Company System is no longer available, “frozen” or “chilled”;

•

we become a party to any change of control transaction or fundamental transaction or shall agree to sell or dispose of all or a portion of our assets in one transaction or a series of related transactions, without the approval of the holders;

•	we do not meet the current public information requirements under Rule 144;

•

we fail for any reason to deliver certificates to a holder prior to the third (3rd) trading day after a conversion date or we provide notice to a holder, including by way of public announcement, of our intention to not honor requests for conversions of any Notes;

S-27

•	we fail to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that we are not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

•

we or any of our subsidiaries: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of us or any of our properties, (ii) admit in writing our inability to pay our debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

•

if any order, judgment or decree is entered, without our or any of our subsidiaries’ application, approval, or consent, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of us or any of our subsidiaries or appointing a receiver, trustee, custodian or liquidator of us or any of our subsidiaries, or of all or any substantial part of our assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

•

the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any of our property or the property of any of our subsidiaries having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

•	we fail to maintain sufficient reserved shares pursuant to the Securities Purchase Agreement;

•

any monetary judgment, writ or similar final process is entered or filed against us, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

•

we, without the written consent of the holders, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind for more than $50,000, including, but not limited to, a guarantee, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; or

•	we enter into any transaction with any of our affiliates that would be required to be disclosed in any public filing with the SEC.

S-28

LEGAL MATTERS

Baker & Hostetler LLP, will provide opinions regarding the validity of any securities offered by this prospectus supplement.

EXPERTS

The financial statements and schedule as of December 31, 2018, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2017 and for the year then ended and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus, have been so incorporated in reliance on the reports of Macias Gini & O’Connell LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, together with all amendments and exhibits, with the SEC relating to the securities covered by this prospectus supplement. This prospectus supplement does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus supplement to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement, of which this prospectus supplement is a part, can also be reviewed by accessing the SEC’s website at www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.terratechcorp.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on any of our websites are not part of this prospectus supplement.

S-29

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Current Report on Form 8-K, filed on January 3, 2019;

•	Our Current Report on Form 8-K, filed on January 28, 2019;

•	Our Current Report on Form 8-K, filed on February 28, 2019;

•	Our Current Report on Form 8-K, filed on March 4, 2019;

•	Our Current Report on Form 8-K, filed on March 8, 2019;

•	Our Current Report on Form 8-K, filed on March 11, 2019;

•	Our Current Report on Form 8-K, filed on March 12, 2019;

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 15, 2019;

•	Our Current Report on Form 8-K, filed on March 15, 2019;

•	Our Current Report on Form 8-K, filed on March 19, 2019;

•	Our Current Reports on Form 8-K, filed on March 29, 2019;

•	Our Current Report on Form 8-K, filed on April 8, 2019;

•	Our Current Report on Form 8-K, filed on May 3, 2019;

•	Our Current Report on Form 8-K, filed on May 6, 2019;

S-30

•	Our Current Report on Form 8-K, filed on May 9, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 9, 2019;

•	Our Current Report on Form 8-K, filed on May 10, 2019;

•	Our Current Report on Form 8-K, filed on May 14, 2019;

•	Our Current Report on Form 8-K, filed on May 15, 2019;

•	Our Current Report on Form 8-K, filed on May 29, 2019;

•	Our Current Report on Form 8-K, filed on June 11, 2019;

The description of our Common Stock contained in our Registration Statement on Form S-1/A, filed on May 28, 2010, including any amendment or report filed for the purpose of updating such description; and

Any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements and information statements.

S-31

To the extent that any information contained in any filings we have made or will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, or any exhibit thereto, was furnished, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

These documents may also be accessed on our website at www.terratechcorp.com. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement. You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Terra Tech Corp.

2040 Main Street, Suite 225

Irvine, California 92614

(855) 447-6967

1

Prospectus

TERRA TECH CORP.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Purchase Contracts

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, shares of our common stock, par value $0.001 per share (our “Common Stock”), shares of our preferred stock, par value $0.001 per share (our “Preferred Stock”), debt securities, warrants, rights, or purchase contracts, either individually or in units, with a total value of up to $100,000,000.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which these securities may be offered. Each time we sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update, or change the information in this prospectus. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest in any of the securities being offered.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers, on a continued or delayed basis. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangement with, between, or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. The offering price of such securities and the net proceeds that we expect to receive from such sale will also be set forth in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.

Our Common Stock is quoted on the OTC Markets Group, Inc.’s OTCQX tier under the symbol “TRTC.” On October 2, 2018, the closing bid price of our Common Stock was $1.94 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. Prior to investing in our securities, you should review carefully the risks and uncertainties that we have described on page 8 of this prospectus under the heading “Risk Factors,” the applicable risks contained in the applicable prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and in our periodic reports and other information filed with the Securities and Exchange Commission (the “SEC”).

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 11, 2018.

The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website are at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

3

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000 on terms to be determined at the time of sale. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Important Information Incorporated By Reference” below. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should carefully read both this prospectus and the applicable prospectus supplement, together with the exhibits and additional information described under the heading “Where You Can Find Additional Information” in this prospectus, before you invest in any of the securities being offered hereby.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement also may add, update, or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference into these documents. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained or incorporated by reference into this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent, or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so.

You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement is delivered, or securities are offered and sold, on a later date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

4

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any applicable prospectus supplement, and the documents that we incorporate by reference into this prospectus and the prospectus supplement, before making an investment decision. Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us” and “our” refer to Terra Tech Corp. and its subsidiaries.

Our Company

We are a holding company with the following subsidiaries:

•	620 Dyer LLC, a California corporation (“Dyer”);

•	1815 Carnegie LLC, a California limited liability company (“Carnegie”);

•	Black Oak Gallery, a California corporation (“Black Oak”);

•	Blüm San Leandro, a California corporation (“Blüm San Leandro”);

•	Edible Garden Corp., a Nevada corporation (“Edible Garden”);

•	EG Transportation, LLC, a Nevada limited liability company (“EG Transportation”);

•	GrowOp Technology Ltd., a Nevada corporation (“GrowOp Technology”);

•	IVXX, Inc., a California corporation (“IVXX Inc.”);

•	IVXX, LLC, a Nevada limited liability company (“IVXX LLC,” and together with IVXX Inc., “IVXX”));

•	MediFarm, LLC, a Nevada limited liability company (“MediFarm”);

•	MediFarm I, LLC, a Nevada limited liability company (“MediFarm I”);

•	MediFarm I Real Estate, LLC, a Nevada limited liability company (“MediFarm I RE”);

•	MediFarm II, LLC, a Nevada limited liability company (“MediFarm II”); and

•	MediFarm So Cal, Inc., a California mutual benefit corporation (“MediFarm SoCal”).

•	121 North Fourth Street, LLC (“121 North Fourth”)

5

Our Business

We are a vertically integrated retail, production and cultivation company, with an emphasis on providing the highest quality of medical and adult-use cannabis products. We currently have cannabis operations in California and Nevada. All of our cannabis dispensaries operate under the name Blüm. Our cannabis dispensaries offer a broad selection of medical and adult-use cannabis products including flowers, concentrates, and edibles. We also produce and sell a line of medical and adult use cannabis flowers, as well as a line of medical and adult use cannabis-extracted products, which include concentrates, cartridges, vape pens, and wax products.

In California, we have two dispensaries, one operated by Black Oak in Oakland, California and one operated by MediFarm SoCal in Santa Ana, California, both of which each sell quality medical and adult-use cannabis products. In addition, On July 23, 2018, we acquired a 25% ownership stake in The Healing Tree Collective, Inc., a cannabis dispensary operator based in Santa Ana. In Nevada, we have four dispensaries, three operated by MediFarm in Las Vegas and one operated by MediFarm I in Reno, all of which sell quality medical and adult-use cannabis products. We also own real property in Reno, Nevada through MediFarm I RE, on which MediFarm I operates its dispensary.

In addition, we are currently in various stages of construction in both states as we are rapidly expanding our commercial footprint, with a focus on building additional retail, cultivation, and production locations for our medical and adult-use cannabis products. During January 2017, we entered into a lease for 13,000 square feet of industrial space on over 30,000 square feet of land in Oakland, California’s industrial corridor, and once construction is completed we intend to operate a cultivation facility (the “Hegenberger Facility”) at this location. The Hegenberger Facility will be operated by Black Oak and is expected to be completed by the fourth quarter of 2018. Through Carnegie, we own real property and a building in Santa Ana, California, on which we intend to open and operate a second cannabis dispensary operation. Through Dyer, we own real property and a building in Santa Ana, California, on which we intend to open and operate a third cannabis dispensary operation. In July 2018, we received two permits to operate retail dispensaries through Carnegie and Dyer. We have also received provisional permits to operate a dispensary and production facility in the city of San Leandro, California through Blüm San Leandro, with final operating permits to be granted upon completion of construction and a final inspection. Through MediFarm II, we are constructing a state of the art cultivation and production facility, which will produce our IVXX proprietary brand of cannabis flowers and cannabis extracted products available throughout Nevada.

We have access to wide consumer markets for cannabis in both Nevada and California for which our focus is on building a brand portfolio of a line of quality IVXX cannabis products. Within our highly advanced and custom designed extraction labs, we produce the purest concentrates and cannabis extracted products including cartridges and vape pens. Our IVXX cannabis flowers are grown under meticulous standards ensuring exceptional quality and consistency.

We also hold an exclusive patent on an organic antioxidant rich Superleaf lettuce and sell living herbs that are grown using classic Dutch hydroponic farming methods. Founded on the importance of providing consumers with healthy and natural products, Edible Garden is a wholesale seller of organic and locally grown hydroponic produce and herb products. EG Transportation supports the distribution of Edible Garden products to major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maine, Maryland, Connecticut, Pennsylvania, and the Midwest.

We have a “rollup” growth strategy, which includes the following components:

•	With our brand recognition and experienced management team, maximize productivity, provide economies of scale, and increase profitability through our public market vehicle;

•	Acquire unique products and niche players where barriers to entry are high and margins are robust, providing them with a broader outlet for their products; and

•	Acquire multiple production facilities to capture the market vertically from manufacturing to production up to retail.

Our corporate headquarters is located at 2040 Main Street, Suite 225, Irvine, California 92614 and our telephone number is (855) 447-6967. Our website addresses are as follows: www.terratechcorp.com, www.blumoak.com, www.letsblum.com, www.ivxx.com, and www.ediblegarden.com.

6

The Securities We May Offer

We may offer shares of our Common Stock, shares of our Preferred Stock, debt securities, and/or warrants, rights, or purchase contracts to acquire any such securities, either individually or in units, with a total aggregate value of up to $100,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Please see “Description of Capital Stock,” “Description of Debit Securities,” “Description of Warrants,” “Description of Rights,” “Description of Purchase Contracts,” and “Description of Units” below. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	expiration of exercise period;

•	redemption, conversion, exchange, or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	voting or other rights, if any;

•	restrictive covenants, if any; and

•	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus shall offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.

7

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity, and results of operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Form 10-Q for the quarterly period ended June 30, 2018 in Item 1A. under “Risk Factors,” and the risks detailed from time to time in our future SEC reports.

These forward-looking statements include, but are not limited to, statements about:

•	Our ability to achieve profitability;

•	Our estimates of our expenses, ongoing losses, future revenues, capital requirements, and our need for additional financing;

•	Our ability to obtain additional financing;

•

Our estimates of the costs, timing, progress, and results of operations with respect to our current and contemplated medical and adult-use cannabis businesses in Nevada and California through our subsidiaries;

•	Our estimates of the timing of and our ability to obtain and maintain the necessary licenses, permits, authorizations, or accreditations to operate our medical and adult-use cannabis businesses;

•

The nature and effect of any future laws, regulations, rules, regulations, interpretations, policies, or procedures, when and if promulgated, could have on our medical and adult-use cannabis businesses;

•	Our ability to comply with existing and new government regulations;

•	Our dependence on state laws and regulations regarding medical and adult-use cannabis;

•	Our ability to generate significant revenue from cannabinoid production while use, possession, and interstate distribution of cannabis remains illegal on a federal level in the U.S.;

•	Our ability to gain consumer acceptance of our medical and adult-use cannabis products, as well as our hydroponic produce and herbs;

•	Our ability to retain key personnel;

•	Our ability to maintain our key relationships with partners and service providers;

•	Our ability to manage our growth effectively; and

•	Our ability to compete with competitors that may have greater resources than us.

Many of the important factors that will determine these results are beyond our ability to control or predict. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

8

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered hereby this prospectus for general corporate purposes, which may include, among other things:

•	general and administrative expenses;

•	additions to working capital and capital expenditures;

•	research and development activities; and

the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement related to that offering.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Bylaws (the “Bylaws”), which are filed as exhibits to the registration statement of which this prospectus is a part. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to the provisions of Chapter 78 of the Nevada Revised Statutes (the “NRS”). We encourage you to review complete copies of our Articles of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

Common Stock

We have the authority to issue up to 990,000,000 shares of our Common Stock. As of October 3, 2018, there were 77,886,023 shares of our Common Stock issued and outstanding. We are obligated to issue up to an additional 5,552,521 shares of our Common Stock to contemplate the conversion or exercise of all of our currently outstanding Preferred Stock, warrants, options, and convertible debt. There is a limited public market for our Common Stock.

Voting Rights. The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of our Common Stock do not have cumulative voting rights.

Liquidation. In the event of a liquidation, dissolution, or winding up of the Company, the holders of our Common Stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then-outstanding.

Dividend Rights. Holders of our Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board of Directors (our “Board”) in its discretion from funds legally available therefore, subject to preferences that may be applicable to our Preferred Stock, if any, then-outstanding. Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and financial conditions. We intend to retain earnings, if any, for use in our business operations and accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

Other Rights and Restrictions. Our Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Stockholder Action; Special Meetings. Our Bylaws provide that stockholders’ action can only be taken at an annual or special meeting of stockholders, or by written consent if such consent is signed by the holders of all of the shares entitled to vote with respect to the subject matter thereof. Our Bylaws provide that special meetings of the stockholders may be called at any time by our president, Board, or Chairman of the Board. In addition, a special meeting of the stockholders shall be called by our Board at the request of the holders of a majority of all outstanding shares entitled to vote on any issue at the meeting.

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Board of Directors; Removal; Vacancies. Our Bylaws specify that the number of directors is to be determined by a majority of the total number of directors serving prior to any increase or decrease, provided there is at least one and no more than ten directors. Our Board is currently composed of four (4) directors. We do not have a classified Board. Pursuant to our Bylaws and the NRS, a director serves until the next annual meeting and until his or her successor has been elected and qualified, until there is a decrease in the number of directors, or until his or her earlier death, removal, or resignation. Our stockholders may remove one or more directors with or without cause by a vote of our stockholders.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring on our Board for any reason except the removal of one or more director by our stockholders may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of one or more directors by our stockholders shall be filled by a vote of our stockholders. A director that is appointed or elected to fill a vacancy shall hold office for the remaining term of his or her predecessor.

Amendment of Bylaws. Our Board may amend or repeal our Bylaws. Our stockholders may also amend or repeal our Bylaws by a vote of the holders of the shares entitled to vote in the election of any directors.

Transfer Agent and Registrar. The transfer agent for our Common Stock is West Coast Stock Transfer at 721 North Vulcan Avenue, Suite 205, Encinitas, California 92024. West Coast Stock Transfer’s telephone number is (619) 664-4780.

Listing. Our Common Stock is quoted on the OTC Markets Group, Inc.’s OTCQX tier under the symbol “TRTC.”

Preferred Stock – Generally

We have the authority to issue up to 50,000,000 shares of “blank check” Preferred stock, $0.001 par value, of which 100 shares have been designated as “Series A Preferred Stock,” and 49,999,900 shares have been designated as “Series B Preferred Stock.” As of October 3, 2018, 8 shares of Series A Preferred Stock, and 0 shares of Series B Preferred Stock are issued and outstanding. The rights, preferences, privileges, and restrictions of the Series A Preferred Stock, and Series B Preferred Stock are set forth below.

Our Board, without further approval of our stockholders, is authorized to fix the designations, powers, preferences, relative, participating optional or other special rights, and any qualifications, limitations, and restrictions applicable to each series of the Preferred Stock, including:

•	dividend rights and preferences over dividends on our Common Stock or any series of our Preferred Stock;

•	the dividend rate (and whether dividends are cumulative);

•	conversion rights, if any;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions, if any);

•	redemption price and liquidation preferences of any unissued series of any Preferred Stock and the designation thereof of any of them; and

•	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

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You should refer to the prospectus supplement relating to the series of our Preferred Stock being offered for the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which shares of our Preferred Stock will be offered;

•

the dividend rate or rates or method of calculating the rates the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on our Preferred Stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of our Preferred Stock being offered;

•

the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of our Preferred Stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

•	the liquidation preference per share;

•

the terms and conditions, if applicable, upon which our Preferred Stock being offered will be convertible into our Common Stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•

the terms and conditions, if applicable, upon which our Preferred Stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of our Preferred Stock being offered on any securities exchange;

•	a discussion of any material federal income tax considerations applicable to our Preferred Stock being offered;

•	any preemptive rights;

•	the relative ranking and preferences of our Preferred Stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•

any limitations on the issuance of any class or series of our Preferred Stock ranking senior or equal to the series of our Preferred Stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the shares of our Preferred Stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any Preferred Stock terms selected by our Board could decrease the amount of earnings and assets available for distribution to holders of our Common Stock or adversely affect the rights and power, including voting rights, of the holders of our Common Stock, without any further vote or action by the stockholders. The rights of holders of our Common Stock will be subject to, and may be adversely affected by, the right of the holders of any Preferred Stock that may be issued by us in the future. The issuance of our Preferred Stock could also have the effect of delaying or preventing a change in control of us, make removal of management more difficult, discourage bids for our Common Stock at a premium, or otherwise adversely affect the market price of our Common Stock.

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Preferred Stock

Series A Preferred Stock. Each share of Series A Preferred Stock is convertible on a one-for-one basis into shares of our Common Stock and has all of the voting rights that the holders of our Common Stock have. So long as any shares of Series A Preferred Stock remain outstanding, our directors shall be elected as follows: (a) the holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose shall be entitled to elect three directors (the “Series A Directors”), which holders may waive their rights to elect such three directors at any time and assign such right to the Board to elect such directors; and (b) the holders of a majority of the shares of our Common Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose shall be entitled to elect two directors. The Series A Preferred Stockholders have not designated any Series A directors. Pursuant to the terms of our Bylaws, our Board has set the number of directors to eight. All eight directorships are filled.

So long as any shares of Series A Preferred Stock are outstanding, we shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting as a separate class:

•	amend our Articles of Incorporation or Bylaws;

•	change or modify the rights, preferences, or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

•

reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences, or privileges senior to or on a parity with the Series A Preferred Stock;

•

authorize or effect any transaction constituting a Deemed Liquidation, which shall include: (A) the closing of the sale, transfer, or other disposition of all or substantially all of our assets (including an irrevocable or exclusive license with respect to all or substantially all of our intellectual property); (B) the consummation of a merger, share exchange, or consolidation with or into any other corporation, limited liability company, or other entity (except one in which the holders of our capital stock as constituted immediately prior to such merger, share exchange, or consolidation continue to hold at least 50% of the voting power of our capital stock or the surviving or acquiring entity (or its parent entity)); (C) authorize or effect any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary; provided, however, that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing our domicile or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock;

•	increase or decrease the size of the Board or remove any of the Series A Directors (unless approved by our Board including the Series A Directors);

•	declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board including the Series A Directors);

•

redeem, repurchase, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of our Common Stock from employees, consultants, or other service providers pursuant to agreements approved by our Board under which we have the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by our Board including the Series A Directors);

•

amend any of our stock option plans, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

•	replace our President and/or Chief Executive Officer (unless approved by our Board including the Series A Directors); or

•	transfer assets to any subsidiary or other affiliated entity.

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Series B Preferred Stock. Each share of our Series B Preferred Stock is convertible, at the option of the holder, on a 1-for-5.384325537 basis, into shares of our Common Stock (the “Conversion Rate”). The Conversion Rate is subject to adjustment as follows: (i) if we effect a forward stock split, the conversion rate (expressed as a quotient) shall be proportionately decreased so that the number of shares of our Common Stock issuable upon conversion of the Series B Preferred Stock increases in proportion to such increase in the aggregate number of shares of our Common Stock outstanding; (ii) if we effect a reverse split or combination, the conversion rate (expressed as a quotient) shall be proportionately increased so that the number of shares of our Common Stock issuable upon conversion of the Series B Preferred Stock decreases in proportion to such decrease in the aggregate number of shares of our Common Stock outstanding; (iii) if we set a record date for the holders of our Common Stock entitled to receive a dividend or other distribution payable in shares of our Common Stock, then the conversion rate (expressed as a quotient) shall be decreased; (iv) if we set a record date for the holders of our Common Stock entitled to receive a dividend or other distribution payable in our securities, other than shares of our Common Stock, then the conversation rate shall be adjusted to ensure that the holders of the Series B Preferred Stock receive, in addition to the shares of our Common Stock issuable upon conversion of the Series B Preferred Stock, such number of securities that they would have received had their Series B Preferred Stock been converted into shares of our Common Stock on the record date; (v) if our Common Stock is changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution, or otherwise, then, in each event, the conversion rate shall be adjusted so that each holder of Series B Preferred Stock has the right to convert such share of Series B Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution, or other change, by holders of the number of shares of our Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution, or other change; and (vi) if there is a capital reorganization of the Company, or a merger or consolidation of the Company with or into another entity where the holders of the outstanding voting securities prior to such merger or consolidation do not own more than fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of our properties or assets to any other person, then as part of such change a revision to the conversion rate shall be made if necessary to ensure that the holders of the Series B Preferred Stock have the right to convert such shares of Series B Preferred Stock into the kind and amount of shares of stock and other securities or property of ours or any successor corporation resulting from such change. The Series B Preferred Stock also automatically converts into shares of our Common Stock immediately prior to a merger, sale of assets, share exchange, or other reorganization.

Each share of Series B Preferred Stock has voting rights equal to 100 shares of our Common Stock (subject to stock dividends, stock splits, and the like) and is entitled to a liquidation preference equal to $0.005384325537 (subject to appropriate adjustment in the event of any stock dividend, forward stock split, or other similar recapitalization). Such liquidation preference is in preference to the holders of our Common Stock, but subordinate in preference to any sum to which the holders of our Series A Preferred Stock are entitled. No dividends will be paid on the Series B Preferred Stock.

A holder of Series B Preferred Stock cannot convert less than fifty (50) shares of Series B Preferred Stock at any time, unless the holder holds less than fifty (50) shares of Series B Preferred Stock and converts all such shares held by it at that time. No fractional shares of our Common Stock are to be issued upon conversion of the Series B Preferred Stock.

Anti-Takeover Effects of Certain Provisions of Nevada Law

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Selective Board. Our Board is comprised of four (4) members. So long as any shares of our Series A Preferred Stock remain outstanding, our directors shall be elected as follows: (a) the holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose shall be entitled to elect three directors Series A Directors. The holders of the Series A Preferred Stock may waive their rights to elect such three directors at any time and assign such right to the Board to elect such directors; and (b) the holders of a majority of the shares of Common Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose shall be entitled to elect two directors. The Series A Preferred Stockholders have not designated any Series A directors. Pursuant to the terms of our Bylaws, our Board has fixed the number of directors to four (4). All four directorships are filled.

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This provision will make it more difficult to change our Board, and will promote the continuity of existing management. Our Series A Certificate of Designation also provides that any vote of our stockholders to alter, amend, or repeal this provision in any respect shall require the affirmative vote of the holders of at least a majority of the then-outstanding shares of the Series A Preferred Stock, voting as a separate class.

Voting Rights. Each share of our Series B Preferred Stock has voting rights equal to 100 shares of Common Stock (subject to stock dividends, stock splits, and the like). This provision may have anti-takeover effects and may inhibit a non-negotiated merger or other business combination.

Business Combinations. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS prohibit a Nevada corporation with at least 200 stockholders (at least 100 of whom are stockholders of record and residents of the State of Nevada) from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to five percent (5%) or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five percent (5%) or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten percent (10%) or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten percent (10%) or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

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We may sell from time to time, in one or more offerings under this prospectus, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities, and exchangeable debt securities. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summary description, together with the additional information we may include in any applicable prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of indenture filed as an exhibit to the registration statement of which the prospectus is a part, as it may be supplemented, amended, or modified from time to time, as well as the notes and supplemental agreement relating to each series of debt securities that will be incorporated by reference as exhibits to the registration statement that includes the prospectus or as exhibits to a Current Report on Form 8-K if we offer debt securities.

General

The indenture does not limit the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or “OID,” for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title or designation;

•	the aggregate principal amount and any limit on the aggregate principal amount that may be issued;

•	the maturity date or dates on which principal will be payable;

•	the form of the debt securities of the series;

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•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt, or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable, and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the place or places where payments will be payable;

•

whether the debt securities of that series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•	whether we will be restricted from incurring any additional indebtedness;

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•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale, or assignment of the debt securities of the series;

•	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities; and

•

any other specific terms, preferences, rights, or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special consideration applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder, or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger, or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will contain covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety, unless we are the surviving corporation or the successor to or acquirer of such assets (other than a subsidiary of ours) expressly assumes all of our obligations under the indenture or the debt securities, as appropriate. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing.

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

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Events of Default Under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•

if we fail to pay interest when due and our failure continues for a period of ninety (90) days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplement thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplement thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for ninety (90) days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency, or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

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Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided, that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request, and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

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Modification of Indentures; Waiver

We and the debenture trustee may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to evidence the succession of another corporation to us and the assumption by any such successor of our covenants in such indenture and in the debt securities issued thereunder;

•	to add to our covenants or to surrender any right or power conferred on us pursuant to the indenture;

•	to establish the form and terms of debt securities issued thereunder;

•

to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action adversely affects the interests of the holders of any series of debt securities issued thereunder in any material respect;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

•	to add any additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

•	to pledge to the trustee as security for the debt securities of any series any property or assets;

•	to add guarantees in respect of the debt securities of one or more series;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination becomes effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for certificated securities in addition to or in place of global securities;

•	to qualify such indenture under the Trust Indenture Act;

•

with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in our offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in our good faith judgment, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

•	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

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In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suite for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to confer or exchange a debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

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Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost, or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for the registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

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The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer, or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising, or reviewing any records relating to the beneficial ownership interests.

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We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur.

Payment and Paying Agents

Unless we other indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

Outstanding Debt Securities

As of October 3, 2018, we had the following debt securities outstanding:

•

Promissory note dated November 22, 2017, issued for the purchase of real property. The promissory note matures on December 1, 2020, with an option to extend the maturity date for one (1) additional year. The promissory note bears interest at a rate of 12.0% for the first year and escalates an additionally 0.5% per year thereafter, up to a maximum rate of 13.5% of per annum. The full principle balance and accrued interest are due at maturity.

•

Promissory note, dated January 18, 2018, issued for the purchase of real property. The promissory note is collateralized by the land and building purchased and, which matures on February 1, 2021, with an option to extend the maturity date 1for one (1) additional year. The promissory note is collateralized by the purchased land and building. The promissory note bears interest at a rate of 12.0% for the first year one and escalates an additionally 0.5% per year thereafter, up to a maximum rate of 13.0%. per annum. The full principle balance and accrued interest are due at maturity; and.

•

Senior convertible promissory note, dated July 25, 2018, issued to accredited investors under that certain 2018 Master Securities Purchase and Convertible Promissory Notes Agreement, dated March 12, 2018, which matures on January 25, 2020, and bears interest at a rate of 7.5% per annum. The conversion price is $4.50, subject to adjustment.

•

Senior convertible promissory note, dated September 7, 2018, issued to accredited investors under that certain 2018 Master Securities Purchase and Convertible Promissory Notes Agreement, dated March 12, 2018, which matures on March 6, 2020, and bears interest at a rate of 7.5% per annum. The conversion price is $4.50, subject to adjustment.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase shares of our Common Stock, our Preferred Stock, or debt securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

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We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The applicable prospectus supplement and the applicable warrant agreement will describe, where applicable, the following terms of and other information relating to the warrants:

•	the title of such warrants;

•	the offering price or prices and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of such security;

•	the designation, terms, and number of shares of debt securities, Preferred Stock, or Common Stock purchasable upon exercise of each warrants;

•	the exercise price at which each share of debt securities, Preferred Stock, or Common Stock is purchasable upon exercise of the warrant;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	any applicable material U.S. federal income tax consequences of holding or exercising the warrants;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution, or paying agents, transfer agents, registrars, or other agents;

•	if applicable, the date from and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	the manner in which the warrant agreements and warrants may be modified;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of the holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, the holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificates are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of October 3, 2018, we had the following warrants outstanding:

•	Warrants to purchase up to 74,538 shares of our Common Stock at an exercise price of $2.40 per share, which expire on February 26, 2019;

•	Warrants to purchase up to 57,559 shares of our Common Stock at an exercise price of $1.955 per share, which expire on March 30, 2019;

•	Warrants to purchase up to 61,932 shares of our Common Stock at an exercise price of $1.817 per share, which expire on May 7, 2019;

•	Warrants to purchase up to 108,333 shares of our Common Stock at an exercise price of $5.25 per share, which expire on May 27, 2020;

•	Warrants to purchase up to 35,714 shares of our Common Stock at an exercise price of $5.25 per share, which expire on July 27, 2020;

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•	Warrants to purchase up to 92,857 shares of our Common Stock at an exercise price of $6.60 per share, which expire on August 12, 2020;

•	Warrants to purchase up to 3,000 shares of our Common Stock at an exercise price of $5.25 per share, which expire on April 1, 2021;

•	Warrants to purchase up to 10,000 shares of our Common Stock at an exercise price of $5.25 per share, which expire on May 31, 2021;

•	Warrants to purchase up to 4,286 shares of our Common Stock at an exercise price of $5.25 per share, which expire on July 25, 2021;

•	Warrants to purchase up to 5,714 shares of our Common Stock at an exercise price of $5.25 per share, which expire on August 12, 2021;

•	Warrants to purchase up to 1,429 shares of our Common Stock at an exercise price of $5.25 per share, which expire on September 1, 2021;

•	Warrants to purchase up to 1,714 shares of our Common Stock at an exercise price of $5.25 per share, which expire on September 30, 2021;

•	Warrants to purchase up to 29,268 shares of our Common Stock at an exercise price of $6.15 per share, which expire on October 28, 2021;

•	Warrants to purchase up to 52,834 shares of our Common Stock at an exercise price of $3.123 per share, which expire on August 21, 2021;

•	Warrants to purchase up to 37,221 shares of our Common Stock at an exercise price of $2.40 per share, which expire on November 20, 2022;

•	Warrants to purchase up to 56,760 shares of our Common Stock at an exercise price of $2.907 per share, which expire on December 26, 2022;

•	Warrants to purchase up to 39,000 shares of our Common Stock at an exercise price of $4.20 per share, which expire on January 18, 2023;

•	Warrants to purchase up to 40,519 shares of our Common Stock at an exercise price of $3.702 per share, which expire on January 24, 2023;

•	Warrants to purchase up to 35,117 shares of our Common Stock at an exercise price of $4.271 per share, which expire on March 12, 2023;

•	Warrants to purchase up to 51,026 shares of our Common Stock at an exercise price of $2.94 per share, which expire on June 7, 2023;

•	Warrants to purchase up to 73,932 shares of our Common Stock at an exercise price of $2.029 per share, which expire on July 27, 2023, and

•	Warrants to purchase up to 75,858 shares of our Common Stock at an exercise price of $1.9378 per share, which expire on September 6, 2023, and

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DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus. While the terms we have summarized below will apply generally to any rights that we may offer under this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplement. The terms of any rights offered under that prospectus supplement may differ from the terms described below. To the extent that any particular terms of the rights, rights agreement, or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We may issue rights to our stockholders to purchase shares of our Common Stock, shares of our Preferred Stock, or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, shares of our Preferred Stock, shares of our Common Stock, warrants, or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of our Common Stock, our Preferred Stock, or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination, and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures, and limitations relating to the distribution, exchange, and exercise of the rights, as applicable.

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Each right will entitle the holder of rights to purchase for cash the principal amount of shares of our Common Stock, shares of our Preferred Stock, or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our Common Stock, shares of our Preferred Stock, or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

The following description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described below, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of our Common Stock, shares of our Preferred Stock, warrants, or rights, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of our Common Stock, Preferred Stock, warrants, rights, or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus securing the holder’s obligations under the purchase contract.

If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts;

•	any applicable material U.S. federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

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DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of our Common Stock, our Preferred Stock, debt securities, warrants, rights, purchase contracts, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our Common Stock, our Preferred Stock, debt securities, warrants, rights or purchase contracts, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities included in the units will be separately transferable;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings (whether on a firm commitment, “best efforts,” or other basis), direct sales, negotiated transactions, block trades, or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers (including existing holders of our securities) without using underwriters or agents, any combination of the foregoing methods, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

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We, and our underwriters, dealers, or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers, or agents, if any;

•	the purchase price of the securities and the estimated net proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

General

Any public offering price and any discounts, commissions, concessions, or other items constituting compensation allowed or re-allowed or paid to underwriters, dealers, agents, or remarketing firms may be changed from time to time. Underwriters, dealers, agents, and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents, or dealers and describe their commissions, fees, or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in the sale of any securities, they will acquire the offered securities for their own account. The underwriters may resell the offered securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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We may sell directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts, or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

Institutional Purchasers

We may authorize agents, dealers, or underwriters to solicit offers by certain institutional investors to purchase offered securities from us at the public offering price set forth in the prospectus supplement on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers, and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers, and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

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Market-Making, Stabilization, and Other Transactions

All securities we offer, other than shares of our Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any shares of our Common Stock sold pursuant to a prospectus supplement will be quoted on the OTC Markets Group Inc.’s OTCQX tier. We may apply to list any other securities sold pursuant to a prospectus supplement but we are not obligated to do so. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise. We make no representations or predictions as to the direct or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers, or agents who may become involved in the sale of our Common Stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering proceeds pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Baker & Hostetler LLP, Costa Mesa, California, will provide opinions regarding the validity of any securities offered by this prospectus. Baker & Hostetler LLP may also provide opinions regarding certain other matters. The legality of the securities for any underwriters, dealers, or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 and 2016 incorporated by reference in this Prospectus, have been so incorporated in reliance on the reports of Macias Gini & O’Connell LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements and schedule as of December 31, 2015, incorporated by reference in this Prospectus, have been so incorporated in reliance on the report of Benjamin & Young, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, together with all amendments and exhibits, with the SEC relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement, of which this prospectus is a part, can also be reviewed by accessing the SEC’s website at www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.terratechcorp.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on any of our websites are not part of this Prospectus.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•

The description of our Common Stock contained in our Registration Statement on Form 8-A, filed on January 25, 2011, including any amendment or report filed for the purpose of updating such description;

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 16, 2018 and amended on June 12, 2018;

•	Our Current Report on Form 8-K, filed on January 2, 2018;

•	Our Current Report on Form 8-K, filed on January 2, 2018;

•	Our Current Report on Form 8-K, filed on January 12, 2018;

•	Our Current Report on Form 8-K, filed on January 16, 2018;

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•	Our Current Report on Form 8-K, filed on January 18, 2018;

•	Our Current Report on Form 8-K, filed on January 19, 2018;

•	Our Current Report on Form 8-K, filed on January 23, 2018;

•	Our Current Report on Form 8-K, filed on January 25, 2018;

•	Our Current Report on Form 8-K, filed on January 26, 2018;

•	Our Current Report on Form 8-K, filed on January 29, 2018;

•	Our Current Report on Form 8-K, filed on February 2, 2018;

•	Our Current Report on Form 8-K, filed on March 12, 2018;

•	Our Current Report on Form 8-K, filed on March 12, 2018;

•	Our Current Report on Form 8-K, filed on March 13, 2018;

•	Our Current Report on Form 8-K, filed on March 15, 2018;

•	Our Current Report on Form 8-K, filed on March 20, 2018;

•	Our Current Report on Form 8-K, filed on April 19, 2018;

•	Our Current Report on Form 8-K, filed on April 24, 2018;

•	Our Current Report on Form 8-K/A, filed on April 24, 2018;

•	Our Current Report on Form 8-K, filed on May 2, 2018;

•	Our Current Report on Form 8-K, filed on May 3, 2018;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 10, 2018;

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•	Our Current Report on Form 8-K, filed on May 11, 2018;

•	Our Current Report on Form 8-K, filed on June 4, 2018;

•	Our Current Report on Form 8-K, filed on June 6, 2018;

•	Our Current Report on Form 8-K, filed on June 8, 2018;

•	Our Current Report on Form 8-K, filed on June 12, 2018;

•	Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2017, filed on June 12, 2018;

•	Our Current Report on Form 8-K, filed on June 22, 2018;

•	Our Current Report on Form 8-K, filed on July 12, 2018;

•	Our Current Report on Form 8-K, filed on July 24, 2018;

•	Our Current Reports on Form 8-K, filed on July 26, 2018;

•	Our Current Report on Form 8-K, filed on July 31, 2018;

•	Our Current Reports on Form 8-K, filed on August 2, 2018;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 9, 2018;

•	Our Current Report on Form 8-K, filed on August 10, 2018;

•	Our Current Report on Form 8-K, filed on August 14, 2018;

•	Our Current Reports on Form 8-K, filed on August 16, 2018;

•	Our Definitive Proxy Statement on Schedule 14A, filed on August 16, 2018;

•	Our Current Report on Form 8-K, filed on August 23, 2018;

•	Our Current report on Form 8-K, filed on August 30, 2018;

•	Our Current Report on Form 8-K, filed on September 9, 2018;

•	Our Current Report on Form 8-K, filed on September 10, 2018;

•	Our Current Report on Form 8-K, filed on September 24, 2018;

•	Our Current Report on Form 8-K, filed on September 26, 2018;

•	Our Current Report on Form 8-K, filed on September 28, 2018;

•

Any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as Proxy Statements and Information Statements on Schedule 14A.

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To the extent that any information contained in any filings we have made or will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, or any exhibit thereto, was furnished, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

These documents may also be accessed on our website at www.terratechcorp.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus. You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Terra Tech Corp.

2040 Main Street, Suite 225

Irvine, California 92614

(855) 447-6967

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$4,000,000

7.5% Senior Convertible Promissory Notes

Shares of Common Stock Issuable Upon Conversion or Repayment of the Notes

Terra Tech Corp.

Prospectus Supplement

June 11, 2019